UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2007

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	98-0215222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
(Address of principal executive offices)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.01 Completion of Acquisition or Deposition of Assets

Magnum d'Or Resources (the "Company) has completed its spin off of its wholly owned subsidiary Sunrise Mining Corporation (“Sunrise”) pro rata to the Company's stockholders of record after the close of the market on January 23, 2007.

The Company no longer owns any interest in the mining assets or operations of Sunrise and will not receive any direct or indirect value for the spin-off shares of Sunrise or in any future market in these shares. The 100,000 shares of common stock of Sunrise previously owned by the Company have been cancelled, and Sunrise has issued 5,785,090 shares of its common stock pro rata to the Company's stockholders of record after the close of the market on January 23, 2007.

Item 7.01 Regulation FD Disclosure

On September 21, 2007, the Company issued a press release, which is attached as Exhibit 99.1

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

99.1           Press release issued regarding the spin-off of Sunrise Mining Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum d'Or Resources Inc.
(Registrant)

Date: September 21, 2007	By:	/s/ Chad Curtis
Chad Curtis
Chief Executive Officer